Exhibit 4.2

FIRST AMENDMENT TO DEPOSIT AGREEMENT

THIS FIRST AMENDMENT TO DEPOSIT AGREEMENT (this “Amendment”), dated as of June 1, 2022, the (the “Effective Date”), by and among (i) Raymond James Financial, Inc., a Florida corporation (“Raymond James”), (ii) TriState Capital Holdings, Inc., a Pennsylvania corporation (“TriState Capital”) and (iii) Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered national association (the “Trust Company”), jointly as Depositary (the “Depositary”).

W I T N E S S E T H:

WHEREAS, TriState Capital and the Depositary entered into a Deposit Agreement, dated as of March 20, 2018, (the “Original Deposit Agreement”) (capitalized terms used but not defined in this Amendment shall have the meaning(s) ascribed thereto in the Original Deposit Agreement);

WHEREAS, pursuant to the terms of the Original Deposit Agreement, TriState Capital deposited 40,250 shares of its 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, no par value, with a liquidation preference of $1,000 per share (the “Old Preferred Stock”) with the Depositary and issued receipts each representing 1/40th fractional interest in a share of Old Preferred Stock (collectively, the “Old Receipts”);

WHEREAS, on October 20, 2021, Raymond James, Macaroon One LLC, Macaroon Two LLC and TriState Capital entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which (i) Macaroon One LLC will merge with and into TriState Capital, with TriState Capital continuing as the surviving entity and a direct, wholly owned subsidiary of Raymond James (the “First Merger”) and (ii) immediately thereafter, TriState Capital will merge with and into Macaroon Two LLC, with Macaroon Two LLC continuing as the surviving entity and a direct, wholly owned subsidiary of Raymond James (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, pursuant to the Merger Agreement, at the effective time of the First Merger at 8:15 AM Eastern Time on June 1, 2022 (the “Effective Time”), each issued and outstanding share of Old Preferred Stock will be converted into the right to receive a share of Raymond James’s newly created 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, $0.10 par value per share, with a liquidation preference of $1,000 per share (the “New Preferred Stock”);

WHEREAS, Section 4.6 of the Original Deposit Agreement provides that upon any merger of TriState Capital, TriState Capital may make certain adjustments and treat any securities received by the Depositary in exchange for or upon conversion of or in respect of the Old Preferred Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Old Preferred Stock; and

WHEREAS, pursuant to Section 6.1 of the Original Deposit Agreement, TriState Capital and the Depositary wish to amend the Original Deposit Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree at the Effective Time as follows:

1. Assumption of Obligations; Succession. Raymond James hereby agrees, as of the Effective Time, to (a) succeed to, be substituted for, and assume all of the rights and duties and the performance and observance of all obligations and covenants to be performed or observed under the Original Deposit Agreement, as hereby amended, and (b) be substituted for, and may exercise every right and power of, TriState Capital under the Original Deposit Agreement, as hereby amended, with the same effect as if Raymond James had been named as the “Corporation” therein.

2. Amendments to the Original Deposit Agreement.

(a) From and after the Effective Time, the definitions in the Original Deposit Agreement of (i) the term “Corporation” shall mean Raymond James Financial, Inc., a Florida corporation, (ii) the term “Articles” shall mean the Articles of Amendment filed with the Florida Department of State on May 20, 2022 and effective May 31, 2022, establishing the New Preferred Stock, and (iii) the term “Stock” shall mean the shares of Raymond James’s 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, $0.10 par value per share, with a liquidation preference of $1,000 per share, designated in the Articles.

(b) Pursuant to Section 4.6 of the Original Deposit Agreement, following the Effective Time, the Old Receipts shall be exchanged for and replaced with new receipts substantially in the form attached hereto as Exhibit A (the “New Receipts”), which New Receipts shall represent 1/40th fractional interest in a share of the New Preferred Stock, with such adjustments as to future transactions, if any, as provided in the Original Deposit Agreement, as amended by this Amendment.

(c) The first paragraph of Section 7.4 of the Original Deposit Agreement is hereby amended and restated in its entirety to read as follows:

“Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by facsimile transmission or electronic mail, confirmed by letter, addressed to the Corporation at:

Raymond James Financial, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attn: General Counsel

Email: Jonathan.Santelli@RaymondJames.com

or at any other addresses of which the Corporation shall have notified the Depository in writing.”

(d) Exhibit A of the Original Deposit Agreement is hereby deleted in its entirety and replaced by a new Exhibit A in the form of Exhibit A to this Amendment.

3. Effectiveness. Upon the execution and delivery of a counterpart hereof by each of the parties hereto, this Amendment shall become effective at the Effective Time. Except as expressly modified herein, the Original Deposit Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto (after giving effect to this Mergers) in accordance with its terms.

4. Termination of Merger Agreement. If for any reason the Merger Agreement is terminated in accordance with its terms, then this Amendment shall automatically terminate and be of no further force and effect and the Original Deposit Agreement shall remain the same as it existed immediately prior to execution of this Amendment, without prejudice to any action taken prior to such termination in compliance with the Original Deposit Agreement as amended hereby. Raymond James will provide the Depositary with prompt written notice if the Merger Agreement is terminated.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

6. Counterparts. This Amendment may be executed in one or more counterparts (and such counterparts may be delivered in electronic format), and all those counterparts together shall constitute one original document.

7. Severability. If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

8. Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Original Deposit Agreement, as amended by this Amendment.

9. Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

RAYMOND JAMES FINANCIAL, INC.

By:
	Name:	Paul M. Shoukry
	Title:	Chief Financial Officer

TRISTATE CAPITAL HOLDINGS, INC.

By:
Name:
Title:

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., acting jointly

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF RECEIPT]

THE DEPOSITARY SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

[To be included in any DTC Receipt or other global Receipt: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT (INCLUDING THE DEPOSITORY) FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE DEPOSIT AGREEMENT REFERRED TO BELOW. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

Number DR-___	____________ Depositary Shares
(CUSIP: 754730 307)

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,

EACH REPRESENTING ONE 1/40TH OF ONE SHARE OF

6.75% FIXED-TO-FLOATING RATE SERIES A NON-CUMULATIVE PERPETUAL PREFERRED STOCK,

OF RAYMOND JAMES FINANCIAL, INC.

Incorporated under the laws of the State of Florida

(See reverse for certain definitions.)

Computershare Inc., a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company, acting jointly as Depository (the “Depository”), hereby certifies that CEDE & CO. is the registered owner of (                ) DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing one 1/40th of a share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock, liquidation preference $1,000 per share, $0.10 par value per share (the “Stock”), of RAYMOND JAMES FINANCIAL, INC., a Florida corporation (the “Corporation”), on deposit with the Depository, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of March 20, 2018 (the “Deposit Agreement”), as amended, among the Corporation, Computershare Inc., Computershare Trust Company, N.A. and the Holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the Holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depository by the manual or facsimile signature of a duly authorized officer and countersigned and registered by the Transfer Agent and Registrar.

Dated:	Computershare Inc. and Computershare Trust Company, N.A., as Depository

By:
Authorized Officer

Countersigned and Registered:
Computershare Trust Company, N.A.,
Transfer Agent and Registrar

By:
Authorized Signatory

[FORM OF REVERSE OF RECEIPT]

RAYMOND JAMES FINANCIAL, INC.

UPON REQUEST, RAYMOND JAMES FINANCIAL, INC. WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF A DEPOSITARY RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE DESIGNATION OF RIGHTS AND PRIVILEGES OF THE 6.75% FIXED-TO-FLOATING RATE SERIES A NON-CUMULATIVE PERPETUAL PREFERRED STOCK, OF RAYMOND JAMES FINANCIAL, INC. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF THE CORPORATION OR THE DEPOSITORY NAMED ON THE FACE OF THIS RECEIPT.

The Corporation will furnish without charge to each holder of a depositary receipt who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences or rights. Such request may be made to the Corporation or to the Registrar.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common	UNIF GIFT M	IN ACT -

Custodian
TEN ENT – as tenants by the entireties	(Cust)	Custodian	___________ (Minor)

JT TEN – as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors
Act _______________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

`

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________ Depositary Shares represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint _____________ Attorney to transfer the Depositary Shares on the books of the within named Depository with full power of substitution in the premises.

Dated:____________________________

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.